Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVERS

This First Amendment to Loan and Security Agreement and Waivers (this “Amendment”) is dated as of December 17, 2015 (the “First Amendment Date”), is entered into by and among GENOCEA BIOSCIENCES, INC., a Delaware corporation (“Borrower”), HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“HTGC”), in its capacity as administrative agent for itself and Lender (in such capacity, “Agent”), the Lenders otherwise a party hereto from time to time including HTGC in its capacity as a Lender, and HERCULES CAPITAL FUNDING TRUST 2014-1(“2014 Trust”), assignee of HGTC (2014 Trust and HTGC collectively, referred to as “Lender”).
Recitals
A.    Borrower, Lender and Agent entered into that certain Loan and Security Agreement, dated as of November 20, 2014 (as may be further amended, modified or restated from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.
B.    Borrower has requested that the parties hereto amend the Loan Agreement as set forth herein.
C.    Borrower, Lender and Agent have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.
Agreement
Now, Therefore, the parties hereto agree as follows:
1.Amendments. The Loan Agreement is amended in the following respects:

1.2Recital A. Recital A of the Loan Agreement is amended in its entirety and replaced with the following:

A.    Borrower has requested Lender to make available to Borrower term loans (each a “Term Loan Advance” and collectively, the “Term Loan Advances”) in an aggregate principal amount of up to Twenty-Seven Million Dollars ($27,000,000) comprised of (i) a term loan (the “Term A Loan Advance”) in an aggregate principal amount of up to Twelve Million Dollars and (ii) term loans (each a “Term B Loan Advance” and collectively, the “Term B Loan Advances”) in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000); and
1.3Section 1.1 (Definitions and Rules of Construction). The definition of “Permitted Investment” appearing in Section 1.1 is amended by (i) deleting the word “and” appearing at the end of clause (xii), (ii) deleting the period (“.”) appearing at the end of clause (xiii), (iii) inserting in lieu thereof a semi-colon (“;”) and the word “and”, and (iv) inserting the following new clauses to appear as clause (xiv) and (xv) thereof:
(xiv) any Investments permitted by Borrower’s investment policy attached hereto as Exhibit A, as amended from time to time, provided that any such amendment thereto has been approved in writing by Lender; and (xv) Investments in Securities Corporation, provided that Borrower is, at all times, in compliance with the Liquidity Requirement.

1.3Section 1.1 (Definitions and Rules of Construction). The definition of “Permitted Transfer” appearing in Section 1.1 is amended by (i) deleting the word “and” appearing at the end of clause (v), (ii) deleting the period (“.”) appearing at the end of clause (vi), (iii) inserting in lieu thereof a semi-colon (“;”) and the word “and”, and (iv) inserting the following new clause to appear as clause (vii) thereof:

(vii) any transfers from time to time between Borrower and Securities Corporation, provided that Borrower, is at all times, in compliance with the Liquidity Requirement.
1.4Section 1.1 (Definitions and Rules of Construction). Section 1.1 is amended by deleting the following terms and their respective definitions in their entirety and replacing them with the following:
“Amortization Date” means July 1, 2017.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied, except that for purposes of the classification of operating leases (other than with respect to Section 7.1), GAAP shall be determined on the basis of such principles in effect on the Closing Date. For purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect and consistent with those used in the preparation of the most recent audited or unaudited financial statements filed with the Securities and Exchange Commission in a Form 10-K or Form 10-Q (with such changes as are permitted to be made to GAAP pursuant to Section 7.1).

“Term Loan Maturity Date” means January 1, 2019.

1.5Section 1.1 (Definitions and Rules of Construction). Section 1.1 is amended by deleting the terms “Draw Period B”, “Draw Period B Milestone Event”, “Draw Period C”, and “Draw Period C Milestone Event” in their entirety.

1.6Section 1.1 (Definitions and Rules of Construction). Section 1.1 is amended by inserting the following new terms and their respective definitions to appear alphabetically therein:

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two years from the date of acquisition thereof, (b) commercial paper maturing no more than two years from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with an IDC Rating of greater than 150 maturing no more than two years from the date of investment therein and (d) money market accounts. For the avoidance of doubt, this definition is only applicable for the calculation of the Liquidity Requirement.
“Draw Period D” means the period commencing on the First Amendment Date and ending on the earlier to occur of (i) December 15, 2016, and (ii) an Event of Default.
“Draw Period E” means the period commencing upon the occurrence of the Draw Period E Milestone Event and ending on the earlier to occur of (i) December 15, 2016, and (ii) an Event of Default.
“Draw Period E Milestone Event” means confirmation by Agent, in Agent’s reasonable discretion, after the First Amendment Date but on or prior to December 15, 2016, that Borrower has (i) demonstrated sufficient evidence to support the continued clinical progression of Borrower’s GEN-003 product, and (ii) made favorable progress in applying its proprietary technology platform towards the development of novel immunotherapies with application in oncology.
“Eligible Cash” means all unrestricted and unencumbered cash and Cash Equivalents; provided that Eligible Cash shall not include any cash or Cash Equivalents in (i) accounts or any amounts securing Borrower’s reimbursement obligations under letters of credit permitted hereunder, (ii) accounts used to fund payroll or employee benefits or (iii) withholding tax, benefits, trust, escrow, fiduciary, or similar accounts.
“First Amendment Date” is December 17, 2015.

“IDC Rating” means: IDC Financial Publishing, Inc.’s rankings of financial ratios to determine the safety ratings of banks, bank holding companies savings institutions and credit unions.

“Liquidity Requirement” shall have the meaning assigned to such term in Section 7.16.

“Securities Corporation” means Genocea Securities Corp., a Massachusetts securities corporation.

“Term A Loan Advance” is defined in Recital A hereof.

“Term B Loan Advance” and “Term B Loan Advances” are each defined in Recital A hereof.

1.7Section 2.1 (Term Loan). Section 2.1(a) is amended in its entirety and replacing with the following:

(a)    Advances.
(i) Term A Loan Advance. On the Closing Date, Lender made, severally (and not jointly) a Term A Loan Advance in an amount of Twelve Million Dollars ($12,000,000).
(ii) Term B Loan Advances. Subject to the terms and conditions of this Agreement, on the First Amendment Date, Borrower shall request and Lender will make, in an amount not to exceed its respective Term Commitment, one (1) Term B Loan Advance in an amount of Five Million Dollars ($5,000,000). Subject to the terms and conditions of this Agreement, during Draw Period D, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower may request, one (1) additional Term B Loan Advance in an amount of up to Five Million Dollars ($5,000,000). Subject to the terms and conditions of this Agreement, during Draw Period E, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower may request, one (1) additional Term B Loan Advance in an amount of up to Five Million Dollars ($5,000,000). Proceeds of any Term B Loan Advance shall be initially deposited into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.

1.8Section 7.1 (Financial Reports).

(a)Section 7.1(a) is amended by deleting the words “and cash flows” appearing therein.

(b)The penultimate paragraph in Section 7.1 shall be amended by deleting such paragraph in its entirety and replacing it with the following paragraph:

Borrower shall not make any change in its (a) accounting policies or reporting practices except for (i) any change required by GAAP through the mandate of new procedures or (ii) any immaterial changes or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.
1.9Section 7.7 (Distributions). Section 7.7 shall be amended in its entirety by inserting the following new sentence to appear at the end thereof:

Notwithstanding anything to the contrary contained herein, so long as the Borrower is in compliance, at all times, with the Liquidity Requirement, the making of any distributions or payment of any dividends as between the Borrower and Securities Corporation shall be permitted.
1.10Section 7.12 (Deposit Accounts). Section 7.12 shall be amended by inserting “(other than Securities Corporation)” after the word Subsidiary appearing therein.

1.11Section 7.13 (Subsidiaries).

(a)Section 7.13 shall be amended by inserting the following new sentence to appear at the end thereof:

Notwithstanding anything to the contrary contained herein, Borrower shall not be required to cause Securities Corporation to execute and deliver to Agent a Joinder Agreement so long as Borrower remains in compliance, at all times, with the Liquidity Requirement.
(b)Schedule 1 of the Loan Agreement is deleted in its entirety and replaced with the new Schedule 1 attached hereto as Annex I.

1.12Section 7.16 (Financial Covenant - Liquidity). The Loan Agreement is amended by inserting the following new Section to appear as Section 7.16 (Financial Covenant - Liquidity) thereof:

7.16    Financial Covenant - Liquidity. Borrower shall maintain Eligible Cash at all times in an account in the name of Borrower and subject to an Account Control Agreement in an amount equal to or greater than the lesser of (i) the aggregate principal amount of all Term Loan Advances outstanding, or (ii) one hundred percent (100%) of all Eligible Cash of Borrower and its Subsidiaries (the “Liquidity Requirement”). For purposes of clarity, if Eligible Cash is less than the aggregate principal amount of all Term Loan Advances outstanding, Securities Corporation shall hold no Eligible Cash.
1.13Section 9.2 (Covenants). The Loan Agreement is amended by deleting Section 9.2 in its entirety and replacing it with the following:

9.2    Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6 (other than delivery of certificates of insurance pursuant to Section 6.2), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, and 7.16), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than fifteen (15) days (or three (3) days with respect to a default due to the failure to deliver certificates of insurance pursuant to Section 6.2) after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6 (other than delivery of certificates of insurance pursuant to Section 6.2), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14 7.15, and 7.16 the occurrence of such default; or
1.14Exhibit E (Financial Accounts). Exhibit E of the Loan Agreement is deleted in its entirety and replaced with the new Exhibit E attached hereto as Annex II.

1.15Exhibit G (Investment Policy). The Loan Agreement is amended by inserting a new Exhibit G, entitled “Investment Policy”, to appear at the end thereof and attached hereto as Annex III.

1.16Schedule 1.1 (Commitments). Schedule 1.1 of the Loan Agreement is deleted in its entirety and replaced with the new Schedule 1.1 attached hereto as Annex IV.

1.17Unfunded Term Loan Advances Terminated. For the avoidance of doubt, the unfunded original Term Loan Advances set forth in Section 2.1(a) of the Loan Agreement available during the Draw Period A, Draw Period B and Draw Period C in an aggregate commitment amount of Fifteen Million Dollars ($15,000,000) in effect prior to this Amendment have been terminated in full and are now replaced by the Term B Loan Advances set forth in Section 1.7 of this Amendment.

2.Consent. Subject to the terms of Section 4 below, Lender hereby consents to Borrower’s creation of Securities Corporation and agrees that the creation of Securities Corporation shall not, in and of itself, constitute an Event of Default under Section 7.6 (relative to Investments), Section 7.7 (relative to distributions and dividends), Section 7.8 (relative to transfers) or Section 7.13 (relative to the joinder of Subsidiaries to the Loan Documents) of the Loan Agreement.

3.Waivers. Each of the Lenders waives the following Events of Default: (i) the Event of Default caused by a change in an accounting policy in violation of Section 7.1 of the Loan Agreement that was not required by a change in GAAP through the mandate of new procedures to increase the threshold for accounting for prepaid assets to Ten Thousand Dollars ($10,000.00) (from One Thousand Dollars ($1,000.00)), (ii) the Event of Default caused by (a) investments in the amount of Fifteen Million Six Hundred Twenty-Two Thousand Eight Hundred Seventy-Eight Dollars and Forty-Eight Cents ($15,622,878.48) in certificates of deposit issued by a bank with assets of less than Five Hundred Million Dollars ($500,000,000.00) and (b) investments in the amount of Seventeen Million Four Hundred Sixty-One Thousand Six Hundred Forty-Six Dollars and Sixty-Two Cents ($17,461,646.62) in certificates of deposit maturing more than one year from the date of investment, in each case, measured as at October 31, 2015 and in violation of clause (ii)(c) of the definition of “Permitted Investments” of the Loan Agreement and (iii) the Event of Default caused by the failure to grant an Account Control Agreement for the benefit of the Agent relating to the Oppenheimer investment account (account number XXXXXX), which was invested in a money market fund and certificates of deposit, in violation of Section 7.12 of the Loan Agreement. Each of the Lenders waives the Borrower’s obligation to enter into an Account Control Agreement for the Oppenheimer investment account (account number XXXXXX) pursuant to Section 7.12; provided that such investment account is closed and all funds are transferred, subject to the terms of the Loan Agreement, into an account in the name of Securities Corporation on or before December 31, 2015 (or such later date as agreed by Agent in its sole discretion). The waivers set forth herein shall be limited precisely as written and shall not be deemed to be (a) a waiver or modification of any term or condition of the Loan Agreement, or (b) prejudice any right or remedy which Agent or the Lenders may now or in the future have under or in connection with the Loan Agreement.

4.Borrower’s Representations and Warranties. Borrower represents and warrants that:

(a)Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

(b)The certificate of organization, operating agreement and other organizational documents of Borrower previously delivered to Lender remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

(c)The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and other Loan Documents, as amended by this Amendment, have been duly authorized by all necessary company action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(d)This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)Immediately after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(f)By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

5.Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1Amendment. Borrower and Lender shall have duly executed and delivered to Lender (i) this Amendment, and (ii) all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby, in all cases in form and substance reasonably acceptable to Lender.

5.2No Default. As of the First Amendment Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default.

5.3Fees and Expenses. Borrower shall have paid to Agent for the pro rata account of Lender with respect to this Amendment an amendment fee of Two Hundred Seventy Thousand Dollars ($270,000.00), which shall be deemed earned on the First Amendment Date. In addition, Borrower shall have paid to Agent an amount equal to the documented out-of-pocket costs and expenses and reasonable attorneys’ fees and documented expenses that Lender and Agent have incurred in connection with this Amendment.

6.Counterparts. This Amendment may be signed in any number of counterparts (including by facsimile or other electronic transmission), with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7.Miscellaneous. Lender and Borrower agree that:

7.1THIS AMENDMENT AND ALL MATTERS RELATING THERETO OR ARISING THEREFROM SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

7.2This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof, and no extrinsic evidence may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.

7.3Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

7.4The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[Signature page follows]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the First Amendment Date.
BORROWER:
GENOCEA BIOSCIENCES, INC.
Signature:    /s/ Jonathan Poole
Print Name:    Jonathan Poole
Title:        Chief Financial Officer

AGENT:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    /s/ Ben Bang
Print Name:    Ben Bang
Title:        Associate General Counsel
LENDER:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    /s/ Ben Bang
Print Name:    Ben Bang
Title:        Associate General Counsel
HERCULES CAPITAL FUNDING TRUST 2014-1
By: HERCULES TECHNOLOGY GROWTH CAPITAL, INC., its servicer
Signature:    /s/ Ben Bang
Print Name:    Ben Bang
Title:        Associate General Counsel

Annex I

SCHEDULE 1

SUBSIDIARIES

Genocea Securities Corp., a Massachusetts securities corporation.

Annex II

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

ACCOUNT	ACCOUNT DETAILS
HRA
SBV Analysis Checking
SBV Collateral MMA
SBV Asset Management (MM & Treasuries)
Oppenheimer (MM & CDs)

Annex III

EXHIBIT G

Investment Policy
(see attached)

Annex IV

SCHEDULE 1.1
COMMITMENTS

LENDER	TERM COMMITMENT
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.	$15,000,000
HERCULES CAPITAL FUNDING TRUST 2014-1	$12,000,000
TOTAL COMMITMENTS	$27,000,000